Exhibit 10(n)

AMENDMENT
TO THE
TASTY BAKING COMPANY
RETIREMENT PLAN FOR DIRECTORS

This Amendment is made this 15th day of February, 2007, by Tasty Baking Company (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company adopted the Tasty Baking Company Retirement Plan for Directors on October 16, 1987 (the “Plan”), and amended the Plan on September 24, 1993;

WHEREAS, the Company desires to “freeze” the Plan for current directors and to preclude future directors from participating in the Plan.

NOW, THEREFORE, the Plan is amended, effective as of February 15, 2007, as follows:

1. Notwithstanding anything in the Plan to the contrary, an individual who commences service on the Board of Directors of the Company after February 15, 2007, shall not be eligible to participate in the Plan.

2. Notwithstanding anything in the Plan to the contrary, an individual who is serving on the Board of Directors of the Company on February 15, 2007, but who has less than five years of continuous service on the Board as of such date, shall be treated as eligible to participate in the Plan and as vested in benefits that the individual would have accrued under the Plan as of February 15, 2007, for Board service through February 15, 2007, provided such individual completes five or more years of continuous service on the Board of Directors of the Company (whether before or after February 15, 2007).

3. Notwithstanding anything in the Plan to the contrary, an individual serving on the Board of Directors of the Company on February 15, 2007, shall not accrue any additional benefits under the Plan after such date. Benefit payments shall be made to such Director upon retirement in accordance with the provisions of the Plan, based upon the Director’s service as a Director through February 15, 2007. The amount of the annual retirement payment for such Director shall be equal to $15,000 (which is the annual retainer in effect for service as a Director on February 15, 2007) or, for Directors who were eligible to participate in the Plan as of December 31, 1993, $16,000.

Executed and adopted this 15th day of February, 2007, pursuant to action taken by the Board of Directors of Tasty Baking Company at its meeting on February 15, 2007.

TASTY BAKING COMPANY

ATTEST: _______________________________ By: ______________________________
Secretary       President